Exhibit 5.1

dentons.com

June 8, 2018

Board of Directors

MYnd Analytics, Inc.

26522 La Alameda

Suite 290

Mission Viejo, CA 92691

Re: MYnd Analytics, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to MYnd Analytics, Inc., a corporation organized under the laws of the State of Delaware (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the issuance and sale from time to time pursuant to Rule 415(a)(1)(x), promulgated under the Securities Act, of securities (collectively, the “Securities”) with an aggregate public offering price of $75,000,000 on a Registration Statement on Form S-3 (as it may be amended, the “Registration Statement”) being filed on the date hereof by the Company with the U.S. Securities and Exchange Commission (the “Commission”), with such Securities consisting of: (i) shares of preferred stock, par value $0.001 per share, of the Company (the “Preferred Stock”), (ii) shares of Common Stock, par value $0.001 per share, of the Company (the “Shares”); (iii) warrants to purchase shares of Preferred Stock or Common Stock (the “Warrants”); and (iv) units comprised of one or more Securities of the Company in one or more series and in any combination (the "Units").

We are delivering this opinion to you in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated by the Commission.

In connection with rendering this opinion, we have examined originals, certified copies or copies otherwise identified as being true copies of the following:

(a)       the Registration Statement;

(b)        the Amended and Restated Certificate of Incorporation of the Company, (the “Certificate of Incorporation”);

(c)       the Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”);

(d)       corporate proceedings of the Company relating to its proposed issuance of the Securities; and

(e)        such other instruments and documents as we have deemed relevant or necessary in connection with our opinions set forth herein.

Maclay Murray & Spens ► Gallo Barrios Pickmann ► Muñoz ► Cardenas & Cardenas ► Lopez Velarde ► Rodyk ► Boekel ► OPF Partners ►
大成 ► McKenna Long

dentons.com

Board of Directors

MYnd Analytics, Inc.

June 8, 2018

In making the aforesaid examinations, we have assumed the genuineness and authenticity of all documents examined by us and all signatures therein and the conformity to originals of all copies of all documents examined by us. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by it to date.

For purposes of the opinions set forth below, without limiting any other exceptions or qualifications set forth herein, we have assumed that after the issuance of any of the Securities offered pursuant to the Registration Statement, the total number of issued shares of Common Stock or Preferred Stock, as applicable, together with the total number of shares of such stock issuable upon the exercise, exchange, conversion or settlement, as the case may be, of any exercisable, exchangeable or convertible security, as the case may be, then outstanding, will not exceed the total number of authorized shares of Common Stock or Preferred Stock, as applicable, under the Certificate of Incorporation as then in effect.

Based on and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

(1)        When (i) the Registration Statement has become effective under the Securities Act and (ii) an issuance of the Shares has been duly authorized by the Company and, upon issuance and delivery of certificates for such Shares against payment therefor in accordance with the terms of such corporate proceeding taken by the Company and any applicable underwriting agreement or purchase agreement, and as contemplated by the Registration Statement and/or the applicable prospectus supplement, the Shares represented by such certificates, including the Shares that form a part of any Units, will be validly issued, fully paid and nonassessable.

(2)        When (i) the Registration Statement has become effective under the Securities Act, (ii) a series of Preferred Stock has been duly authorized and established by the Company in accordance with the terms of the Certificate of Incorporation, the Amended and Restated Bylaws and applicable law, (iii) one or more appropriate Certificate or Certificates of Designation has or have been filed with the Secretary of State of the State of Delaware and (iv) the issuance of such series of Preferred Stock has been appropriately authorized by the Company and, upon issuance and delivery of certificates for such series of Preferred Stock against payment therefor in accordance with the terms of such corporate proceeding taken by the Company and any applicable underwriting agreement or purchase agreement, and as contemplated by the Registration Statement and/or the applicable prospectus supplement, such shares of such series of Preferred Stock represented by such certificates, including the Preferred Stock that form a part of any Units, will be validly issued, fully paid and nonassessable.

(3)        When (i) the Registration Statement has become effective under the Securities Act, (ii) the Warrants and, if applicable, a warrant agreement conforming to the description thereof in the Registration Statement and/or the applicable prospectus supplement have been duly authorized by the Company and any such warrant agreement has been duly executed and delivered by the Company and the warrant agent named therein and (iii) Warrants conforming to the requirements of any related warrant agreement have been duly authenticated by the applicable warrant agent and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms of such corporate proceeding taken by the Company, any applicable underwriting agreement or purchase agreement and any applicable warrant agreement, and as contemplated by the Registration Statement and/or the applicable prospectus supplement, such Warrants, including the Warrants will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms.

dentons.com

Board of Directors

MYnd Analytics, Inc.

June 8, 2018

The Company has informed us that it intends to issue Securities from time to time on a delayed or continuous basis. The opinions set forth above are limited to applicable laws as in effect on the date hereof.

(4)       With respect to the Units, when all necessary corporate action of the Company has been taken to approve and establish the terms of the Units and to authorize and approve the issuance of the Company Securities comprising the Units, the terms of the offering and related matters, a unit purchase agreement has been duly authorized, validly executed and delivered by the parties thereto, and the Units and/or the Company Securities comprising the Units have been duly executed and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company, upon payment of the consideration provided therefor in the definitive purchase, underwriting or similar agreement as applicable and approved by the board of directors of the Company, which consideration shall not be less than the aggregate par value of any Shares and/or Preferred Stock included in the Units, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinion expressed in paragraph 3 above is subject to the effects of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors and the general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought.

We express no opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware (including the Delaware General Corporation Law and applicable provisions of the Delaware constitution, as well as reported judicial decisions interpreting the same, but excluding local laws), the federal laws of the United States of America and with respect to the opinion set forth in paragraph 3 above, the laws of the State of New York.

We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. We do not, by giving such consent, admit that we are within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Dentons US LLP